UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices) (Zip Code)

(888) 536-7271

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2023, the board of directors (the “Board”) of LENSAR, Inc. (the “Company”) approved annual cash bonuses for 2022 for each of Nicholas T. Curtis, Alan B. Connaughton and Thomas R. Staab, II at 90% of his annual target bonus and a 4.5% increase in each such officer’s base salary effective January 9, 2023. Additionally, on January 11, 2023, the Board approved the grant of (i) options to purchase shares of common stock of the Company (“Options”) and (ii) restricted stock units (“RSUs”) to Nicholas T. Curtis, Alan B. Connaughton and Thomas R. Staab, II in the amounts set forth below opposite such officer’s name. The Options were granted pursuant to the Company’s 2020 Incentive Award Plan (the “Plan”) and grant each recipient the right to purchase shares of Company common stock at a price of $2.65 per share, the fair market value of the Company’s common stock on the grant date. The Options vest as to 25% of the total amount of the award on the one-year anniversary of the grant date and in thirty-six substantially equal monthly installments thereafter. The RSUs granted pursuant to the Plan vest as to 25% of the total amount of the award on each anniversary of the grant date.

Name	Number of Stock Options	Number of RSUs
Nicholas T. Curtis	77,651	22,186
Alan B. Connaughton	54,356	15,530
Thomas R. Staab, II	23,295	6,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: January 13, 2023	By:	/s/ Nicholas T. Curtis
	Name:	Nicholas T. Curtis
	Title:	Chief Executive Officer